Exhibit 99.1

For Immediate Release

Sapient Announces Stock Repurchase Program

Investor Relations Contact:

Dean Ridlon

Sapient

tel: +1.617.963.1598

e-mail: dridlon@sapient.com

Media Contact:

David LaBar

Sapient

tel: +1.646.478.9846

e-mail: dlabar@sapient.com

Global Headquarters:

131 Dartmouth Street

Boston, MA 02116

United States

tel: +1.617.621.0200

fax: +1.617.621.1300

BOSTON — May 10, 2012 — Sapient (NASDAQ: SAPE) today announced that its Board of Directors has authorized a stock repurchase program of up to $100 million of the Company’s common stock over the next two years. Under the program, Sapient’s management is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934. Depending on market conditions and other factors, the repurchases may be commenced or suspended at any time or from time to time, without prior notice.
Safe Harbor Statement

This press release contains forward-looking statements regarding potential share repurchases. These statements are subject to risks and uncertainties that could cause results to be materially different from the Company’s expectations. These risks and uncertainties include, without limitation: fluctuations in the market price of the Company’s common stock; regulatory, legal and contractual considerations and requirements; other market factors, including the state of the global economy; the accuracy of anticipated cash needs and availability of cash; and other risks and uncertainties as set forth in the Company’s filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.
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Sapient is a registered service mark of Sapient Corporation.